UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On April 1, 2020, TreeHouse Foods, Inc. (the “Company”) announced that Patrick O’Donnell, 41, has been elected Vice President and Controller of the Company reporting directly to William J. Kelley Jr., Executive Vice President and Chief Financial Officer. Mr. O’Donnell will serve as the Company’s principal accounting officer. Mr. O’Donnell has direct oversight of analysis, interpretation and presentation of financial statements. He will lead the corporate and technical accounting groups to drive accounting consistency and appropriate application across the Company. He most recently served as Senior Director, Finance and Head of Corporate Financial Planning and Analysis of the Company since March 2019. Mr. O’Donnell joined the Company in 2017, as Senior Director, Assistant Corporate Controller.

Prior to joining the Company in 2017, Mr. O’Donnell spent more than 15 years in the audit practice at PriceWaterHouseCoopers (PwC), serving both public and private, multinational corporations in the consumer and industrial markets. Mr. O’Donnell graduated from Marquette University with a degree in accounting and is a Certified Public Accountant (inactive in Illinois and Wisconsin).

In connection with his election, Mr. O’Donnell will be eligible to participate in the TreeHouse Foods, Inc. Equity and Incentive Plan and will receive annual grants thereunder.

With Mr. O’Donnell’s appointment, he replaces John P. Waldron who will be leaving the Company on May 1, 2020 to pursue other opportunities. Mr. Waldron and the Company have no disagreements with respect to any accounting-related policies or matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: April 1, 2020	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant